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                                                          Exhibit 5.1


                     [MCDERMOTT, WILL & EMERY LETTERHEAD]


                               December 9, 1996


Canandaigua Wine Company, Inc.
116 Buffalo Street
Canandaigua, NY  14424

     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with the above-referenced registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of $65,000,000 aggregate principal amount of 8 3/4% Series C Senior Subordinated Notes due 2003 (the "Exchange Notes") of Canandaigua Wine Company, Inc., a Delaware corporation (the "Company") to be unconditionally guaranteed on a senior subordinated basis (the "Guarantees") by certain of the Company's subsidiaries that are signatories to the Indenture (the "Guarantors"). The Exchange Notes will be offered in exchange (the "Exchange") for the Company's outstanding 8 3/4% Series B Senior Subordinated Notes due 2003 (the "Old Notes").

     The Exchange Notes are to be issued in exchange for Old Notes pursuant to an Indenture (the "Indenture") dated as of October 29, 1996 between the Company, the Guarantors and Harris Trust and Savings Bank, as Trustee (the "Trustee") and the related Exchange and Registration Rights Agreement dated as of October 29, 1996 among the Company, the Guarantors, Chase Securities Inc. and CS First Boston Corporation (the "Registration Rights Agreement").

     In arriving at the opinion expressed below, we have examined the Registration Statement, the Indenture, the Registration Rights Agreement, the Exchange Notes, the Guarantees and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company and the Guarantors as to
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factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and the Guarantors and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. We have further assumed that the Exchange Notes and the Guarantees have been duly executed and delivered, all in accordance with authorizing resolutions of the Board of Directors of the Company and the Guarantors.

     We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law and the laws of Delaware, New York and the District of Columbia.

     Based upon and subject to the foregoing, we are of the opinion that the Exchange Notes and the Guarantees, when duly executed and authenticated in accordance with the terms of the Indenture, and delivered in exchange for Old Notes in accordance with the terms of the Indenture, will be valid and legally binding obligations of the Company and the Guarantors, respectively and will be entitled to the benefits of the Indenture, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

     We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 /s/ McDermott, Will & Emery